EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-181424 and 333-173077 of Oconee Federal Financial Corp. on Form S-8 of our report dated September 28, 2015, related to the audits of the consolidated financial statements of Oconee Federal Financial Corp. as of June 30, 2015 and 2014, and for each of the years in the two-year period ending June 30, 2015 appearing in this Annual Report on Form 10-K of Oconee Federal Financial Corp.

/s/ Cherry Bekaert LLP

Greenville, South Carolina
September 28, 2015